UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2016, at the annual meeting of shareholders (the “Annual Meeting”) of Vulcan Materials Company (the “Company”), the Company’s shareholders approved the Vulcan Materials Company 2016 Omnibus Long-Term Incentive Plan (the “Plan”).  The Plan, under which awards can be granted until May 12, 2026, or the Plan’s earlier termination, provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted awards in the form of restricted stock awards, restricted stock units and deferred stock units, performance awards in the form of performance shares and performance units, phantom stock awards and other stock-based awards or dividend equivalent awards to selected employees, directors and consultants of the Company and its affiliates.

The maximum number of shares of common stock that the Company may issue or deliver pursuant to awards granted under the Plan is 8,000,000 shares (subject to anti-dilution adjustments as described in the Plan). Of this number, the maximum number of shares of common stock that the Company may issue pursuant to incentive stock options under the Plan is 8,000,000 shares (subject to anti-dilution adjustments as described in the Plan). In addition to the share limitations described above, the Plan includes limits on the amounts of participant awards. Specifically, no participant may be granted in any 12-month period: (i) options and SARs that are not related to an option for more than 1,200,000 shares of common stock (or the equivalent value of such common stock based on the fair market value per share of the common stock on the date of grant of an award); or (ii) awards other than options or SARs for more than 1,200,000 shares of common stock (or the equivalent value of such common stock based on the fair market value per share of the common stock on the date of grant of an award). The participant award limitations and the terms of awards are subject to adjustment in the event of a change in the outstanding shares of the Company’s common stock (due to a merger, change in control, consolidation, recapitalization, stock split, stock dividend or similar event) or as otherwise provided in the Plan.

The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is incorporated herein by reference as Exhibit 10.1.  For additional information regarding the Plan, please refer to “Proposal 2 – Approval of 2016 Omnibus Long-Term Incentive Plan” on pages 13-22 of the Company’s 2016 definitive proxy statement (the “Proxy Statement”), as filed with the Securities and Exchange Commission (“SEC”) on March 29, 2016, which is incorporated herein by reference as Exhibit 10.2.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2016, the Annual Meeting was held in Birmingham, Alabama. There were 133,595,063 shares of common stock eligible to be voted at the Annual Meeting, and 121,499,626 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting. The following matters, which are described in more detail in the Proxy Statement, were voted upon and approved by the Company’s shareholders at the Annual Meeting.

Proposal 1: Election of Directors

Each of the individuals named below was elected to a three-year term expiring in 2019:

Director	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Elaine L. Chao	111,015,502	1,025,271	439,421	9,019,432
Lee J. Styslinger, III	111,454,758	610,316	415,120	9,019,432

Each of the individuals named below was elected to a one-year term expiring in 2017:

Director	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Douglas J. McGregor	110,571,941	1,558,589	349,664	9,019,432
Vincent J. Trosino	110,382,673	1,750,182	347,339	9,019,432

Proposal 2: Approval of 2016 Omnibus Long-Term Incentive Plan

The Plan was approved with the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
108,575,648	3,560,562	343,984	9,019,432

Proposal 3: Advisory Vote on Compensation of the Company’s Named Executive Officers

The advisory vote on the compensation of the Company’s named executive officers was approved with the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
110,261,042	1,789,425	429,727	9,019,432

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

To appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016 was ratified with the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
119,963,984	1,246,280	289,362	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Vulcan Materials Company 2016 Omnibus Long-Term Stock Incentive Plan, incorporated herein by reference to Exhibit 99 to the Registration Statement on Form S-8 (File No. 333-211349) filed on May 13, 2016.*

10.2	Definitive Proxy Statement, filed on Schedule 14A with the Securities and Exchange Commission on March 29, 2016, and incorporated herein by reference.

*	Executive compensation plan or agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: May 17, 2016	By:	/s/ Jerry F. Perkins Jr.
		Name:	Jerry F. Perkins Jr.
		Title:	General Counsel and Secretary